Exhibit 10.1

Confidential Treatment Requested. Confidential portions of this document have been redacted, and have been separately filed with the Commission

DRAFT – REDACTED VERSION

FIRST AMENDMENT TO SPONSORSHIP AGREEMENT

This First Amendment to Sponsorship Agreement (“Amendment”) entered into and made effective as of April 14, 2014 (“Effective Date”) modifies certain terms of the Sponsorship Agreement by and between FORTY NINERS SC STADIUM COMPANY LLC (“Forty Niners SC”) and Violin Memory, Inc., a Delaware corporation (“Sponsor”) dated June 13, 2012 (“Agreement”). Terms not defined herein have the meanings ascribed in the Agreement.

WHEREAS, Violin Memory and Forty Niners SC have agreed to modify certain terms of the Sponsorship Agreement to reduce both the Sponsorship Fee and the Sponsorship Rights;

NOW THEREFORE, in exchange for the consideration set forth below, the parties agree as follows:

1.	Section 4 shall be amended to read: “Forty Niners SC acknowledges and agrees that the rights granted to Sponsor herein are exclusive to Sponsor with respect to use of the Team Marks within the Product and Services Category.”

2.	The last sentence of Section 5(a) shall be amended to read: “The Sponsorship Fee shall be one-million-seven-hundred-and-fifty-thousand U.S. Dollars (USD $1,750,000) during each Contract Year.” For the avoidance of doubt, this Amendment results in the payment that was due on March 1, 2014 now being reduced to three-hundred-and-seventy-five thousand dollars ($375,000.00). The biannual payments beginning on September 1, 2014 shall be eight-hundred-and-seventy-five thousand dollars ($875,000.00) each. It is agreed by the Parties that the first two amounts of three-hundred-and-seventy-five thousand dollars ($375,000.00) and eight-hundred-and-seventy-five thousand dollars ($875,000.00), or one-million-two-hundred-and-fifty thousand dollars ($1,250,000.00) in the aggregate, will be paid on November 5, 2014.

3.	Section 5(c) shall be amended to read: “The Sponsorship Fee that was due on March 1, 2014 in the amount of three-hundred-and-seventy-five thousand dollars ($375,000.000) and the Sponsorship Fee that will be due on September 1, 2014 in the amount of eight-hundred-and seventy-five thousand dollars ($875,000.00), or one-million-two-hundred-and-fifty thousand dollars ($1,250,000.00), will be paid on November 5, 2014 in accordance with Section 5(a), as amended and as set forth in Section 2 of this Amendment, unless Forty Niners SC notifies Sponsor that the Stadium will not open in 2014. After November 5, 2014, the Sponsorship Fee shall be payable in two (2) equal semi-annual installments of eight-hundred-and-seventy-five thousand dollars ($875,000.00) on or before March 1 and September 1 of each Contract Year of the Term.”

Confidential Treatment Requested. Confidential portions of this document have been redacted, and have been separately filed with the Commission

4.	Section 5(g) shall be deleted in its entirety. The parties acknowledge that prior to this Amendment Forty Niners SC purchased *** of Sponsor’s products, services and support.

5.	Schedule 1 shall be replaced in its entirety with the attached Amended and Restated Schedule 1.

6.	Section 12(e) is amended to reflect the Sponsor’s address as: “4555 Great America Parkway, Suite 150, Santa Clara, 95054.”

Except as expressly set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

Confidential Treatment Requested. Confidential portions of this document have been redacted, and have been separately filed with the Commission

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date set forth above.

FORTY NINERS SC STADIUM COMPANY LLC, a Delaware limited liability company

By	/s/ Ethan Casson
Name:	Ethan Casson
Title:	Chief Revenue Officer

VIOLIN MEMORY, INC., a Delaware corporation

By:	/s/ Cory Sindelar
Name:	Cory Sindelar
Title:	Chief Financial Officer

Confidential Treatment Requested. Confidential portions of this document have been redacted, and have been separately filed with the Commission

*** Confidential material redacted and filed separately with the Commission.

Amended and Restated Schedule 1

SPONSORSHIP RIGHTS

During each Contract Year:

1. Designation. Sponsor will be permitted to use the designation of “Official Data Storage Provider of the San Francisco 49ers.”

2. Digital Signage. Design, production and installation of all digital signage or other displays or branding shall be subject to the mutual agreement of the Parties, and shall be paid for by Sponsor, as set forth in Section 5(e) of this Agreement. Sponsor shall receive *** on the Stadium 360-degree LED ribbon in Stadium at each Forty Niners home game in the Stadium. Sponsor shall also receive *** advertising units played on a minimum of *** high-definition monitors located in the Stadium at each Forty Niners home game.

3. Hospitality.

(a) Luxury Suite ***. Subject to execution of the standard executive suite license agreement with Forty Niners SC (“Suite License Agreement”), Sponsor will receive admission tickets to one (1) executive suite for *** located in the suite tower on the Stadium’s *** side with access to *** for Forty Niners preseason and regular season home games played at the Stadium. As set forth in the Suite License Agreement, Sponsor shall receive *** per year credit towards food and beverage. Sponsor shall have the opportunity to purchase the suite for the postseason at prevailing prices, as available.

(b) 49er Home Games. Sponsor shall receive the following seating package for Forty Niners preseason and regular season home games played at the Stadium. Sponsor shall have the opportunity to purchase the same seating package for the postseason at prevailing prices, as available:

(i) *** tickets in Section *** with access to the Yahoo! Fantasy Football Lounge (formerly known as Broadcast) and the Champions clubs;

(ii) *** Stadium parking passes.

(c) Sponsor Trip. Forty Niners SC shall include *** guests of Sponsor on a road game trip (particular game to be mutually agreed upon on an annual basis) or a similar event, as available.

(d) Super Bowl. Forty Niners SC shall include *** guests of Sponsor on a trip to Super Bowl. In the event that the Team is a participant in the Super Bowl, Sponsor shall be allowed to bring *** additional guests. Forty Niners SC shall make reasonable efforts to make available additional Super Bowl tickets for purchase, based on availability, solely for the use, enjoyment and entertainment of Sponsor and its guests. Sponsor agrees not to solicit or accept any direct or indirect payment or income from any person or entity for the use of the tickets.

Confidential Treatment Requested. Confidential portions of this document have been redacted, and have been separately filed with the Commission

*** Confidential material redacted and filed separately with the Commission.

(e) Stadium Events. Forty Niners SC shall make commercially reasonable efforts to make tickets available for purchase as requested to non-NFL events at Stadium.

4. Additional Events and Marketing.

(a) Corporate Stadium Events. Right to host at least *** private events per year at the Stadium (by way of example only, conferences, holiday parties, etc.). Sponsor shall be responsible for all out-of-pocket costs, including food and beverage.

(b) Team Marketing Events. Sponsor shall receive VIP invitations to marketing events throughout the year, including, annual Draft party and training camp. In addition, Sponsor shall receive a foursome invitation to an annual golf event or equivalent sponsor appreciation event. Further, Sponsor shall have the opportunity to utilize a display booth at the Draft party, Fan Fest and at one day of training camp, or equivalent events.

(c) Appearances.

(i) Current Player Appearances. Forty Niners SC shall assist Sponsor in securing up to *** player appearances per year. Sponsors shall pay active players directly for such appearances.

(ii) Alumni Player Appearances. Forty Niners SC shall schedule up to *** alumni player appearances per year for Sponsor.

(iii) Cheerleader Appearances. Forty Niners SC shall schedule up to *** Gold Rush cheerleading appearances upon reasonable, advance request for Sponsor events.

(iv) Mascot Appearances. Forty Niners SC shall schedule up to *** Team mascot appearances upon reasonable, advance request for Sponsor events.

(v) Niner Noise Appearances. Forty Niners SC shall schedule up to two (2) Niner Noise appearances upon reasonable, advance request for Sponsor events.

(d) Merchandise Credit. Sponsor shall receive up to ***, worth, measured at retail price, of San Francisco 49ers merchandise upon request. Sponsor may send requests for any merchandise available on shop49ers.com (or any successor team-affiliated retailer) to Forty Niners SC for fulfillment.

(e) Autographed Memorabilia. Sponsor shall receive *** autographed footballs, *** autographed jersey, *** autographed helmet, and *** autographed mini-helmets. Such autographs shall be signed by players who are members of the Team’s active roster and Forty Niners SC shall make reasonable efforts to accommodate Sponsor’s requests for specific players.

5. Community Relations. Sponsor will receive a presenting or integrative sponsorship of *** community program (by way of example only, 49ers Academy, Habitat for Humanity build, etc.); *** foundation event (by way of example only, Pasta Bowl, Winter Fest), and *** youth football event (by way of example only, camp, awards).